Exhibit 25.4

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0194180

I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Anthony Hawkins

UMB BANK, NATIONAL ASSOCIATION

1010 Grand Blvd.

Kansas City, MO 64106

(816) 860-3014

(Name, address and telephone number of agent for service)

EPR PROPERTIES*

(Issuer with respect to the Securities)

Maryland	43-1790877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200 Kansas City, Missouri	64106
(Address of Principal Executive Offices)	(Zip Code)

Senior Notes

Guarantees of Senior Notes

(Title of the Indenture Securities)

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS(1)

Exact name of guarantor as specified in its Charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
30 West Pershing, LLC	Missouri	41-2039368
Adelaar Developer, LLC	Delaware	47-3410984
Burbank Village, L.P.	Delaware	83-0428433
Cantera 30 Theatre, L.P.	Delaware	43-1884501
Early Childhood Education, LLC	Delaware	47-5141922
ECE I, LLC	Delaware	46-2144353
ECE II, LLC	Delaware	46-2148248
ECS Douglas I, LLC	Delaware	45-1271582
Education Capital Solutions, LLC	Delaware	35-2296092
EPR Fitness, LLC	Delaware	81-4672011
EPR Hialeah, Inc.	Missouri	30-0197409
EPR Karting, LLC	Delaware	81-1847314
EPR North US LP	Delaware	47-2492570
EPR Resorts, LLC	Delaware	47-2069809
EPR Tuscaloosa, LLC	Delaware	80-0873608
EPT 909, Inc.	Delaware	27-2523665
EPT Aliso Viejo, Inc.	Delaware	59-3831780
EPT Arroyo, Inc.	Delaware	20-5367491
EPT Auburn, Inc.	Delaware	20-5367214
EPT Boise, Inc.	Delaware	34-2057230
EPT Charlotte, LLC	Delaware	45-5007632
EPT Columbiana, Inc.	Delaware	20-5367067
EPT Concord II, LLC	Delaware	27-2858201
EPT Dallas, LLC	Delaware	27-4111486
EPT Davie, Inc.	Delaware	59-3831787
EPT Deer Valley, Inc.	Delaware	34-2057235
EPT DownREIT II, Inc.	Missouri	43-1818086
EPT Fontana, LLC	Delaware	27-3677983
EPT Gulf Pointe, Inc.	Delaware	26-0814259
EPT Hamilton, Inc.	Delaware	34-2057236
EPT Huntsville, Inc.	Delaware	20-5717893
EPT Hurst, Inc.	Delaware	20-4801009
EPT Kalamazoo, Inc.	Missouri	74-3139121
EPT Lafayette, Inc.	Delaware	20-5367392
EPT Little Rock, Inc.	Delaware	34-2057231
EPT Macon, Inc.	Delaware	20-5367283
EPT Mad River, Inc.	Missouri	86-1150058
EPT Melbourne, Inc.	Missouri	20-1341980
EPT Mesa, Inc.	Delaware	20-4800922
EPT Mesquite, Inc.	Delaware	26-0814568
EPT Modesto, Inc.	Delaware	20-5367136
EPT Mount Snow, Inc.	Delaware	20-8803058
EPT Nineteen, Inc.	Delaware	27-1455380
EPT Oakview, Inc.	Delaware	20-8739552
EPT Pensacola, Inc.	Missouri	26-0108126
EPT Pompano, Inc.	Delaware	34-2057232
EPT Raleigh Theatres, Inc.	Delaware	34-2057233
EPT Ski Properties, Inc.	Delaware	26-1336192
EPT South Barrington, Inc.	Delaware	26-0814611
EPT Twin Falls, LLC	Delaware	27-3677936
EPT Waterparks, Inc.	Delaware	20-8267442
EPT Wilmington, Inc.	Delaware	20-5367007

Exact name of guarantor as specified in its Charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Flik, Inc.	Delaware	16-1653228
Megaplex Four, Inc.	Missouri	43-1922877
Megaplex Nine, Inc.	Missouri	43-1912698
New Roc Associates, L.P.	New York	22-3337447
Tampa Veterans 24, L.P.	Delaware	54-2112225
WestCol Center, LLC	Delaware	45-2179322

(1)	The address, including zip code, and telephone number, including area code, for each of the additional registrants is 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, (816) 472-1700.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Not Applicable

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of March 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, State of Missouri on the 16th day of May, 2017.

By:	/s/ Douglas G. Hare
Douglas G. Hare
Senior Vice President

Exhibit 7

(See Attached)

Schedule RC 15

Consolidated Report of Condition for Insured Banks

and Savings Associations for March 31, 2017

All schedules are to be reported in thousands of dollars. Unless otherw ise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts in Thousands			Amount
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			RCON0081	371,990	1.a.
b. Interest-bearing balances (2)			RCON0071	360,219	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			RCON1754	1,206,639	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			RCON1773	6,548,876	2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			RCONB987	1,066	3.a.
b. Securities purchased under agreements to resell (3)			RCONB989	195,401	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			RCON5369	1,934	4.a.
b. Loans and leases held for investment	RCONB528	10,757,133			4.b.
c. LESS: Allow ance for loan and lease losses	RCON3123	93,323			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			RCONB529	10,663,810	4.d.
5. Trading assets (from Schedule RC-D)			RCON3545	51,353	5.
6. Premises and fixed assets (including capitalized leases)			RCON2145	218,602	6.
7. Other real estate ow ned (from Schedule RC-M)			RCON2150	225	7.
8. Investments in unconsolidated subsidiaries and associated companies			RCON2130	0	8.
9. Direct and indirect investments in real estate ventures			RCON3656	0	9.
10. Intangible assets:
a. Goodw ill			RCON3163	108,650	10.a.
b. Other intangible assets (from Schedule RC-M)			RCON0426	10,796	10.b.
11. Other assets (from Schedule RC-F)			RCON2160	551,168	11.
12. Total assets (sum of items 1 through 11)			RCON2170	20,290,729	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

Schedule RC 16

Schedule RC—Continued

	Dollar Amounts in Thousands			Amount
Liabilities
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			RCON2200	16,003,043	13.a.
(1) Noninterest-bearing (1)	RCON6631	6,309,793			13.a.(1)
(2) Interest-bearing	RCON6636	9,693,250			13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)			RCONB993	1,052,207	14.a.
b. Securities sold under agreements to repurchase (3)			RCONB995	1,338,605	14.b.
15. Trading liabilities (from Schedule RC-D)			RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			RCON3190	8,578	16.
17. Not applicable
18. Not applicable
19. Subordinated notes and debentures (4)			RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)			RCON2930	181,016	20.
21. Total liabilities (sum of items 13 through 20)			RCON2948	18,583,449	21.
22. Not applicable					22.
Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus			RCON3838	0	23.
24. Common stock			RCON3230	21,250	24.
25. Surplus (exclude all surplus related to preferred stock)			RCON3839	750,818	25.
26.
a. Retained earnings			RCON3632	979,197	26.a.
b. Accumulated other comprehensive income (5)			RCONB530	(43,985)	26.b.
c. Other equity capital components (6)			RCONA130	0	26.c.
27.
a. Total bank equity capital (sum of items 23 through 26.c)			RCON3210	1,707,280	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries			RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)			RCONG105	1,707,280	28.
29. Total liabilities and equity capital (sum of items 21 and 28)			RCON3300	20,290,729	29.

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Schedule RC 17

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

Number

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2016

RCON6724	2a	M.1.

1a =	An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance w ith the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution.

1b =	An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution.

2a =	An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).
2b =	An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

3 =	This number is not to be used.

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

Date
To be reported with the March Report of Condition.
2. Bank’s fiscal year-end date (report the date in MMDD format)	RCON8678		1231	M.2.